SHARE EXCHANGE AGREEMENT

This Agreement has been made and entered into as of this 16th day of May, 2008, by and among Emporia, Inc., a Nevada corporation having its principal business address at The Old Vicarage, Church Street, Uttoxeter, Staffordshire, United Kingdom. ST14 8AA ("Emporia"); Intent21 Ltd., a company organized pursuant to the laws of England and Wales having its principal business address at Unit 1, J2 Business Park, Bridge Hall Lane, Bury, Greater Manchester, United Kingdom, BL9 7NY ("Intent21"), and the shareholders of Intent21 that represent 100% of the issued and outstanding shares of Intent21 as specifically set forth on Exhibit A attached hereto (collectively, jointly and severally "Shareholders").

RECITALS

A. The Shareholders and the respective Boards of Directors of each of Intent21 and Emporia, have approved and declared it advisable to effect a share exchange (the "Exchange") pursuant to which Emporia will acquire all of the issued and outstanding shares of Intent21 (the “Transferred Shares”) from the Shareholders in exchange for, collectively, 32,500,000 shares of common stock of Emporia.

B. The Shareholders and the respective Boards of Directors of Intent21, Intent21 and Emporia have determined that the Exchange is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

The Share Exchange

SECTION 1.1 The Share Exchange. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Shareholders shall sell, convey, assign, transfer and deliver to Sorrel, free and clear of all Liens, and Emporia shall purchase, all right, title and interest in and to all of such Shareholder’s shares of the Transferred Shares, free and clear of all liens, security interests, charges, encumbrances and rights of others. In consideration for the shares of Transferred Shares so acquired by Emporia, Emporia shall issue and deliver the agreed shares of Emporia common stock (“Emporia Common Stock”)(an aggregate of 32,500,000 shares of Emporia Common Stock) to the Shareholders, in exchange for each share of Transferred Share transferred to Emporia pursuant to this Agreement, as soon as practicable following the satisfaction or permissible waiver of the conditions set forth in Article 5.

SECTION 1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Exchange and the consummation of the other transactions contemplated hereby (the "Closing") shall take place at the offices of Davisson & Associates, PA, 3649 Brunswick Avenue North, Minneapolis, MN 55422 on May 19, 2008, 8:00 a.m. Central Standard Time (or at such other date, time and place as the parties hereto may agree).

SECTION 1.3 Effective Time. On the date of Closing, the Shareholders shall deliver to Emporia stock certificates (the "Transferred Shares Certificates") representing the Transferred Shares duly endorsed in blank or accompanied by stock powers endorsed in blank.

Article II

REPRESENTATIONS AND WARRANTIES OF INTENT21

The Shareholders and Intent21, collectively, jointly and severally, represent, warrant and covenant to Emporia as follows and acknowledges that Emporia is relying upon such representations and warranties in connection with the Contemplated Transactions (as hereinafter defined):

SECTION 2.1 Capitalization. The outstanding and issued capital stock of Intent21 consists of 100% of the companies ordinary shares which are owned by Shareholders as specifically set forth on Exhibit A attached hereto. Intent21 does not and, at the Closing, Intent21 will not, have outstanding any capital stock or other securities or any rights, warrants or options to acquire securities of Intent21 or any convertible or exchangeable securities and, other than Emporia pursuant to this Agreement, no person has or, at Closing will have, any right to purchase or otherwise acquire any securities of Intent21. There are, and at Closing there will be, no outstanding obligations of Intent21 to repurchase, redeem or otherwise acquire any securities of Intent21. All of the Transferred Shares are, and at Closing will be, duly authorized, duly and validly issued, fully paid and non-assessable, and none were issued in violation of any preemptive rights, rights of first refusal or any other contractual or legal restrictions of any kind.

SECTION 2.2 Title to the Shares. The Shareholders are the beneficial owners and hold good and valid title to the Transferred Shares free and clear of any Lien. Upon consummation of the Contemplated Transactions and the satisfaction of the conditions to Closing set forth herein, Emporia will own all of the issued and outstanding shares of capital stock of Intent21, free and clear of any Lien. At the Closing, the Shareholders will deliver the Transferred Shares to Emporia free and clear of any Lien.

SECTION 2.3 Authority Relative to this Agreement. Intent21 and each Shareholder has full power, capacity and authority to execute and deliver each Transaction Document to which it is or, at Closing, will be, a party and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions"). The execution, delivery and performance by each Shareholder and Intent21 of each Transaction Document and the consummation of the Contemplated Transactions to which Intent21 or the Shareholders, are, or at Closing, will be, a party will have been duly and validly authorized by each Shareholder and Intent21, respectively, and no other acts by or on behalf of either the Shareholders or Intent21 will be necessary or required to authorize the execution, delivery and performance by the Shareholders and Intent21 of each Transaction Document and the consummation of the Contemplated Transactions to which it is or, at Closing, will be, a party. This Agreement and the other Transaction Documents to which the Shareholders and/or Intent21 is a party have been duly and validly executed and delivered by the Shareholders and Intent21 and (assuming the valid execution and delivery thereof by the other parties thereto) will constitute the legal, valid and binding agreements of each Shareholder and Intent21 enforceable against Shareholders and Intent21 in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

SECTION 2.4 No Conflicts; Consents. The execution, delivery and performance by each Shareholder and Intent21 of each Transaction Document to which it is a party and the consummation of the Contemplated Transactions to which the Shareholders and/or Intent21 are a party, will not: (i) violate any provision of the articles or memorandum of association of Intent21; (ii) require Intent21 or any Shareholder to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 2.4 (the "Intent21 Required Consents"); (iii) violate, conflict with or result in a breach or default under (with or without the giving of notice or the passage of time or both), or permit the suspension or termination of, any material Contract (including any Real Property Lease) to which Intent21 is a party or by which it or any of its assets is bound or subject, or to the best of the Shareholder’s and Intent21’s knowledge and information result in the creation of any Lien upon any of the Transferred Shares or upon any of the Assets of Intent21; (iv) violate any Order, any Law, of any Governmental Body against, or binding upon, any Shareholder or Intent21 or upon any of their respective assets or the Business; or (v) violate or result in the revocation or suspension of any Permit.

SECTION 2.5 Corporate Existence and Power. Intent21 is a company duly organized, validly existing and in good standing under the laws of England and Wales, and has all requisite powers, authority and all Permits required to own and/or operate its Assets and to carry on the Business as conducted as of the date hereof. Intent21 has no subsidiaries and does not directly or indirectly own any equity or other interest or investment in any other person.

SECTION 2.6 Charter Documents and Corporate Records. Intent21 has heretofore delivered to Emporia true and complete copies of the certificate of incorporation and memorandum of association and minute books, or comparable instruments, of Intent21 as in effect on the date hereof. The stock transfer books of Intent21 have been made available to Emporia for its inspection and are true and complete in all respects in accordance with their tenor.

SECTION 2.7 Financial Statements.

(a) Schedule 2.7A sets forth true, complete and correct copies of: (i) Intent21's financial statements as of and for the years ended December 31, 2006 and December 31, 2007 (the "Annual Statement"); and (ii) Intent21's financial statements as of and for the four months ended April 30, 2008 (the "Interim Statements"). The Annual Statement present fairly and accurately in all material respects the financial position of Intent21 as of its date, and the earnings, changes in stockholders' equity and cash flows thereof for the periods then ended in accordance with U.K. GAAP, consistently applied. Each balance sheet contained therein or delivered pursuant hereto fully sets forth all consolidated Assets and Liabilities of Intent21 existing as of its date which, under U.K. GAAP, should be set forth therein, and each statement of earnings contained therein or delivered pursuant hereto sets forth the items of income and expense of Intent21 which should be set forth therein in accordance with U.K. GAAP.

(b) All financial, business and accounting books, ledgers, accounts and official and other records relating to Intent21 have been properly and accurately kept and completed, and Intent21 has no knowledge, notice belief or information there are any material inaccuracies or discrepancies contained or reflected therein.

SECTION 2.8 Liabilities. Intent21 has not incurred any Liabilities since April 30, 2008 (the "Latest Balance Sheet Date") except (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practice, and (ii) Liabilities reflected on any balance sheet referred to in Section 2.7(a).

SECTION 2.9 Intent21 Receivables. Except to the extent of the amount of the allowance for doubtful accounts reflected in the Annual Statements, all the Receivables of Intent21 reflected therein, and all Receivables that have arisen since the Latest Balance Sheet Date (except Receivables that have been collected since such date), are valid and enforceable Claims subject to no known defenses, offsets, returns, allowances or credits of any kind, and constitute bona fide Receivables collectible in the ordinary course of the Business except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws or principles of equity affecting the enforcement of creditors rights generally.

SECTION 2.10 Absence of Certain Changes. (a)(a) Since April 30, 2008 Intent21 has conducted the Business in the ordinary course consistent with past practice, except as disclosed on Schedule 2.10 hereof, and there has not been:

(i)  Any material adverse change in the Condition of the Business;

(ii) Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the Business or the Assets of Intent21;

(iii) Any change in any method of accounting or accounting practice by Intent21;

(iv) Except for normal increases granted in the ordinary course of business, any increase in the compensation, commission, bonus or other direct or indirect remuneration paid, payable or to become payable to any officer, stockholder, director, consultant, agent or employee of Intent21, or any alteration in the benefits payable or provided to any thereof;

(v) Any material adverse change in the relationship of Intent21 with its employees, customers, suppliers or vendors;

(vi) Except for any changes made in the ordinary course of Business, any material change in any of Intent21's business policies, including advertising, marketing, selling, pricing, purchasing, personnel, returns or budget policies;

(vii) Any agreement or arrangement whether written or oral to do any of the foregoing.

(viii) Intent21 has no Liability that is past due.

SECTION 2.11 Leased Real Property. (a)(a) Intent21 has no fee interest, purchase options or rights of first refusal in any real property and Intent21 has no leasehold or other interest in any real property, except as set forth on Schedule 2.11 (the "Leased Real Property"), and all leases including all amendments, modifications, extensions, renewals and/or supplements thereto (collectively, "Real Property Leases") are described on Schedule 2.11.

SECTION 2.12 Personal Property; Assets. Intent21 has good and valid title to (or valid leasehold interest in) all of its personal property and Assets, free and clear of all Liens, except the Permitted Liens and as indicated on Schedule 2.12. The machinery, equipment, computer software and other tangible personal property constituting part of the Assets and all other Assets (whether owned or leased) are in good condition and repair (subject to normal wear and tear) and are reasonably sufficient and adequate in quantity and quality for the operation of the Business as previously and presently conducted. Schedule 2.12 contains a list and description of all tangible personal property owned or leased by Intent21 with a book value (before depreciation) of $10,000 or more. The Assets constitute all of the assets, which are necessary to operate the Business of Intent21 as currently conducted.

SECTION 2.13 Contracts. (a)(a) Schedule 2.13 sets forth an accurate and complete list of all Contracts to which Intent21 is a party or by which it or its Assets are bound or subject that: (i) cannot be cancelled upon 30 days' notice without the payment or penalty of less than One Thousand Dollars ($1,000); or (ii) involve aggregate annual future payments by or to any person of more than Five Thousand Dollars ($5,000). True and complete copies of all written Contracts (including all amendments thereto and waivers in respect thereof) and summaries of the material provisions of all oral Contracts so listed have been made available to Emporia.

(b) All Contracts to which Intent21 is a party are valid, subsisting, in full force and effect and binding upon Intent21 and the other parties thereto, in accordance with their terms, except that no representation or warranty is given as to the enforceability of any oral Contracts. To the best of the Shareholders’ knowledge and belief, except as set forth on Schedule 2.13, Intent21 is not in default (or alleged default) under any such Contract.

SECTION 2.14 Patents and Intellectual Property Rights. Intent21 does not own any patents, trademarks, trade names, service marks, brand marks, brand names, or registered copyrights (collectively, the "Intellectual Property").

SECTION 2.15 Claims and Proceedings. There are no outstanding Orders of any Governmental Body against or involving Intent21, its Assets, the Business, or the Transferred Shares. There are no actions, suits, claims or counterclaims, examinations, Intent21 Required Consents or legal, administrative, governmental or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defence thereof or Liabilities in respect thereof are covered by insurance), pending or against or involving Intent21, its Assets, the Business or the Transferred Shares.

SECTION 2.16 Taxes. (a)(a) Except as set forth in Schedule 2.16:

(i) Intent21 has timely filed or, if not yet due but due before Closing, will timely file all Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing and all such Tax Returns are or, if not yet filed, will be, upon filing, true, correct and complete in all material respects;

(ii) Intent21 has paid, or if payment is not yet due but due before Closing, will promptly pay when due to each appropriate Tax Authority, all Taxes of Intent21 shown as due on the Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing;

(iii) the accruals for Taxes currently payable as well as for deferred Taxes shown on the financial statements of Intent21 as of the date of the Annual Statement or the date of any financial statements delivered hereunder: (A) adequately provide for all contingent Tax Liabilities of Intent21 as of the date thereof; and (B) accurately reflect, as of the date thereof, all unpaid Taxes of Intent21 whether or not disputed, in each case as required to be reflected thereon in order for such statements to be in accordance with U.K. GAAP;

(iv) no extension of time has been requested or granted for Intent21 to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and Intent21 has not granted a power of attorney that remains outstanding with regard to any Tax matter;

(v) Intent21 has not received notice of a determination by a Tax Authority that Taxes are currently owed by Intent21 (such determination to be referred to as a "Tax Deficiency") and, to the Shareholders' knowledge, no Tax Deficiency is proposed or threatened;

(vi) all Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid;

(vii) there are no Tax Liens on or pending against Intent21 or any of the Assets, other than those which constitute Permitted Liens;

(viii) there are no presently outstanding waivers or extensions or requests for a waiver or extension of the time within which a Tax Deficiency may be asserted or assessed;

(ix) no issue has been raised in any examination, investigation, Intent21 Required Consents, suit, action, claim or proceeding relating to Taxes (a "Tax Intent21 Required Consents") which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

(x) there are no pending or threatened Tax Audits of Intent21;

(xi) Intent21 has no deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes;

(xii) there are no transfer or other taxes (other than income taxes) imposed by any state on Intent21 by virtue of the Contemplated Transactions; and

(xiii) no claim has been made by any Tax Authority that Intent21 is subject to Tax in a jurisdiction in which Intent21 is not then paying Tax of the type asserted.

(b) To the Shareholders’ knowledge, Intent21 has collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to be collected on or prior to the date of Closing and has been furnished properly completed exemption certificates for all exempt transactions and has no information otherwise or notice of any claim by any government or jurisdiction with regards thereto. Intent21 has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales and use Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the date of Closing. With respect to sales made by Intent21 prior to the date of Closing for which sales and use Taxes are not yet due as of the date of Closing, all applicable sales and use Taxes payable with respect to such sales will have been collected or billed by Intent21 and will be included in the Assets of Intent21 as of the date of Closing.

SECTION 2.17 Compliance with Laws. Intent21 is not in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders") nor is Intent21 in violation of any Laws of any Governmental Bodies affecting Intent21, the Transferred Shares or the Business.

SECTION 2.18 Permits. Intent21 has obtained all licenses, permits, certificates, certificates of occupancy, orders, authorizations and approvals (collectively, "Permits"), and has made all required registrations and filings with all Governmental Bodies, that are necessary to the ownership of the Assets, the use and occupancy of the Leased Real Property, as presently used and operated, and the conduct of the Business or otherwise required to be obtained by Intent21. All Permits required to be obtained or maintained by Intent21 are listed on Schedule 2.18 and are in full force and effect; no violations are or have been recorded, nor have any notices or violations thereof been received, in respect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit; and the consummation of the Contemplated Transactions will not (or with the giving of notice or the passage of time or both will not) cause any Permit to be revoked or limited.

SECTION 2.19 Environmental Matters. Intent21 is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law.

SECTION 2.20 Finders Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Intent21 who might be entitled to any fee or commission from Intent21 in connection with the consummation of the Contemplated Transactions.

SECTION 2.21 Disclosure. Neither this Agreement, the Schedules hereto, nor any reviewed or unaudited financial statements, documents or certificates furnished or to be furnished to Emporia by or on behalf of Intent21 or the Shareholders pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There are no events, transactions or other facts, which, either individually or in the aggregate, may give rise to circumstances or conditions which would have a material adverse effect on the general affairs or Condition of the Business.

Article III

REPRESENTATIONS AND WARRANTIES OF EMPORIA

Emporia represents, warrants and covenants to Intent21 as follows and acknowledges that the Shareholders are relying upon such representations and warranties in connection with the Contemplated Transactions:

SECTION 3.1 Authority Relative to this Agreement. The Board of Directors has authorized the officers of Emporia to execute and deliver each Transaction Document to which it is or, at Closing, will be, a party and to consummate the Contemplated Transactions. Following the approval of the shareholders of Emporia with respect to the Contemplated Transactions, the execution, delivery and performance by Emporia of each Transaction Document and the consummation of the Contemplated Transactions to which it is or, at Closing, will be, a party no other acts by or on behalf of Emporia are necessary or required to authorize the execution, delivery and performance by Emporia of each Transaction Document and the consummation of the Contemplated Transactions to which it is or, at Closing, will be a party. This Agreement and the other Transaction Documents to which Emporia is a party have been, executed and delivered by Emporia and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes, or will, at the Closing, constitute, as the case may be, the legal, valid and binding agreements of Emporia enforceable against it in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable Laws affecting the enforcement of shareholders’ or creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

SECTION 3.2 No Conflicts; Consents. The execution, delivery and performance by Emporia of each Transaction Document to which it is a party and the consummation of the Contemplated Transactions to which Emporia is a party does not and will not: (i) violate any provision of the certificate of incorporation or by-laws of Emporia, as the case may be; (ii) other than the filing of Form 8K and such other forms or schedules as may be required by the SEC, require Emporia to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person; (iii) except as set forth in Schedule 3.2, violate, conflict with or result in the breach or default under (with or without the giving of notice or the passage of time), or permit the suspension or termination of, any material Contract to which Emporia is a party or any of them or any of its assets is bound or subject or result in the creation or any Lien upon any assets of Emporia; or (iv) violate any Order or, to Emporia’s knowledge, any Law of any Governmental Body against, or binding upon, Emporia, or upon any of its respective assets or businesses.

SECTION 3.3 Corporate Existence and Power of Emporia. Emporia is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

SECTION 3.4 Capitalization. The authorized capital stock of Emporia consists of: (i) 200,000,000 shares of common stock, $0.01 par value (the "Emporia Common Stock"). Emporia has approximately 96,000,000 shares of common stock issued and outstanding. All of Emporia Common Stock is, and at Closing will be, duly authorized, duly and validly issued, fully paid and non-assessable, and none were issued in violation of any pre-emptive rights, rights of first refusal or any other contractual or legal restrictions of any kind except for 20,236,125 shares, issued to Challis International Limited which are the subject of a re-issuance and escrow agreement currently being negotiated between. Emporia and certain other parties.

SECTION 3.5 Disclosure of Information. Emporia has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of Intent21 concerning the terms and conditions of the Contemplated Transactions and the business, properties, prospects and financial conditions of Intent21; and (ii) to obtain any additional information (to the extent Intent21 or the Shareholders possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) necessary to verify the accuracy of information provided about Intent21.

SECTION 3.6 SEC Filings. As soon as reasonably practical following the Closing Date, Emporia will have taken reasonable steps to file with the SEC, forms, reports, schedules, and statements that may be required to be filed by it with the SEC within the three (3) year period ending on the Effective Time, and will furnish or made available to Intent21 accurate and complete copies of all the SEC Documents. As of their respective dates. As of their respective dates, these reports and statements will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in them or necessary to make the statements in them not misleading, in light of the circumstances under which they are made and these reports and statements will comply in all material respects with all applicable requirements of the Exchange Act and the Securities Act.

SECTION 3.7 Liabilities. Except as set forth on Schedule 3.7, Emporia has not incurred any Liabilities since April 30, 2008 except (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the business and consistent with past practice, and (ii) Liabilities reflected on any balance sheet referred to herein.

SECTION 3.8 Absence of Certain Changes. (a)(a) Since April 30, 2008, Emporia has conducted its business in the ordinary course consistent with past practice and except as disclosed on Schedule 3.8 hereto there has not been:

(i) Any change in any method of accounting or accounting practice by Emporia;

(ii) Any increase in the compensation, commission, bonus or other direct or indirect remuneration paid, payable or to become payable to any officer, stockholder, director, consultant, agent or employee of Emporia, or any alteration in the benefits payable or provided to any thereof;

(iii) Any material adverse change in the relationship of Emporia with its employees, customers, suppliers or vendors;

(iv) Except for any changes made in the ordinary course of business, any material change in any of Emporia's business policies, including advertising, marketing, selling, pricing, purchasing, personnel, returns or budget policies; and

(v) Any agreement or arrangement whether written or oral to do any of the foregoing.

SECTION 3.09 Contracts. (a)(a) Schedule 3.10 sets forth an accurate and complete list of all Contracts to which Emporia is a party or by which it or its assets are bound or subject that: (i) cannot be cancelled upon 30 days' notice without the payment or penalty of less than Fifty Thousand Dollars ($50,000); or (ii) involve aggregate annual future payments by or to any person of more than Fifty Thousand Dollars ($50,000). True and complete copies of all written Contracts (including all amendments thereto and waivers in respect thereof) and summaries of the material provisions of all oral Contracts so listed have been made available to the Shareholders.

(b) All Contracts to which Emporia is a party are valid, subsisting, in full force and effect and binding upon Emporia and the other parties thereto, in accordance with their terms, except that no representation or warranty is given as to the enforceability of any oral Contracts. To the best of Emporia’s knowledge and belief, except as set forth on Schedule 3.09, Emporia is not in default (or alleged default) under any such Contract.

SECTION 3.10 Claims and Proceedings. There are no outstanding Orders of any Governmental Body against or involving Emporia, its assets or its business. There are no Claims (whether or not the defence thereof or Liabilities in respect thereof are covered by insurance), pending or, to the best of Emporia's knowledge, threatened on the date hereof, against or involving Emporia, its assets or its business except as are set forth on Schedule 3.10.

SECTION 3.11 Taxes. Except as set forth on Schedule 3.11: (a)(a)

(i) Emporia has filed or, if not yet due but due before Closing, will timely file all Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing and all such Tax Returns are or, if not yet filed, will be, upon filing, true, correct and complete in all material respects;

(ii) Emporia has paid, or if payment is not yet due but due before Closing, will promptly pay when due to each appropriate Tax Authority, all Taxes of Emporia shown as due on the Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing;

(iii) the accruals for Taxes currently payable as well as for deferred Taxes shown on the financial statements of Emporia as of the date of the Interim Statements or the date of any financial statements delivered hereunder: (A) adequately provide for all contingent Tax Liabilities of Emporia as of the date thereof; and (B) accurately reflect, as of the date thereof, all unpaid Taxes of Emporia whether or not disputed, in each case as required to be reflected thereon in order for such statements to be in accordance with U.S. GAAP;

(iv) no extension of time has been requested or granted for Emporia to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and Emporia has not granted a power of attorney that remains outstanding with regard to any Tax matter;

(v) Emporia has not received notice of a Tax Deficiency and, to Emporia's knowledge, no Tax Deficiency is proposed or threatened;

(vi) all Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid;

(vii) there are no Tax Liens on or pending against Emporia or any of the assets, other than those which constitute Permitted Liens;

(viii) there are no presently outstanding waivers or extensions or requests for a waiver or extension of the time within which a Tax Deficiency may be asserted or assessed;

(ix) no issue has been raised in any examination, investigation, suit, action, claim or proceeding relating to Taxes which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

(x) there are no pending or threatened Tax Audits of Emporia;

(xi) Emporia has no deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes;

(xii) there are no transfer or other taxes (other than income taxes) imposed by any state on Emporia by virtue of the Contemplated Transactions; and

(xiii) no claim has been made by any Tax Authority that Emporia is subject to Tax in a jurisdiction in which Emporia is not then paying Tax of the type asserted.

Each reference to a provision of the Code in this Section 3.12 shall be treated for state and local Tax purposes as a reference to analogous or similar provisions of state and local law.

(b) To Emporia’s knowledge, Emporia has collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to be collected on or prior to the date of Closing and has been furnished properly completed exemption certificates for all exempt transactions and has no information otherwise or notice of any claim by any government or jurisdiction with regards thereto. Emporia has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales and use Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the date of Closing. With respect to sales made by Emporia prior to the date of Closing for which sales and use Taxes are not yet due as of the date of Closing, all applicable sales and use Taxes payable with respect to such sales will have been collected or billed by Emporia and will be included in the assets of Emporia as of the date of Closing.

SECTION 3.12 Compliance with Laws. Emporia is not in violation of any Orders and to the best of Emporia’s knowledge, belief and information, any Laws of any Governmental Bodies affecting Emporia or Emporia Common Stock.

SECTION 3.13 Environmental Matters. To the best of Emporia’s knowledge, belief and information, Emporia is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law.

SECTION 3.14 Finders Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Emporia who might be entitled to any fee or commission from Emporia in connection with the consummation of the Contemplated Transactions.

SECTION 3.15 Disclosure. Neither this Agreement, the Schedules hereto, nor any reviewed or unaudited financial statements, documents or certificates furnished or to be furnished to the Shareholders or Intent21 by or on behalf of Emporia pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There are no events, transactions or other facts, which, either individually or in the aggregate, may give rise to circumstances or conditions which would have a material adverse effect on the general affairs or business of Emporia.

Article IV

COVENANTS AND AGREEMENTS

The Shareholders covenant to Emporia; and Emporia covenants to the Shareholders that:

SECTION 4.1 Filings and Authorizations. The parties hereto shall cooperate and use their respective best efforts to make, or cause to be made, all registrations, filings, applications and submissions, to give all notices and to obtain all governmental or other third party consents, transfers, approvals, Orders and waivers necessary or desirable for the consummation of the Contemplated Transactions in accordance with the terms of this Agreement including without limitation the preparation of any SEC Documents required to be filed with the SEC in connection with the transactions contemplated by this Agreement; and shall furnish copies thereof to each other party prior to such filing and shall not make any such registration, filing, application or submission to which the Shareholders reasonably object in writing. All such filings shall comply in form and content in all material respects with applicable Law. The parties hereto also agree to furnish each other with copies of such filings and any correspondence received from any Governmental Body in connection therewith.

SECTION 4.2 Confidentiality. Each party hereto shall hold in strict confidence, and shall use its best efforts to cause all of its officers, employees, agents and professional counsel and accountants, (collectively, "Representatives") to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of Law, all information concerning any other party which it has obtained from such party prior to, on, or after the date hereof in connection with the Contemplated Transactions, and each party shall not use or disclose to others, or permit the use of or disclosure of, any such information so obtained, and will not release or disclose such information to any other person, except its Representatives who need to know such information in connection with this Agreement and who shall be advised of the provisions of this Section 4.2. The foregoing provision shall not apply to any such information to the extent; (i) known by any party prior to the date such information was provided to such party in connection with the Contemplated Transactions; (ii) made known to such party from a third party not in breach of any confidentiality requirement; or (iii) made public through no fault of such party or any of its Representatives.

SECTION 4.3 Expenses. The Shareholders, Emporia and Intent21 shall bear their respective expenses, in each case, incurred in connection with the preparation, execution and performance of the Transaction Documents and the Contemplated Transactions, including, without limitation, all fees and expenses of their respective Representatives.

SECTION 4.4 Tax Matters. The Shareholders and Emporia shall reasonably cooperate, and shall cause their respective Representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with the preparation and filing of Tax Returns, the payment of Taxes and the resolution of Tax Audits and Tax Deficiencies with respect to all taxable periods. Refunds or credits of Taxes that were paid by Intent21 with respect to any periods shall be for the account of Intent21.

SECTION 4.5 Further Assurances. At any time and from time to time after the date of Closing, upon the reasonable request of any party hereto, the other party(ies), shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further documents, instruments or assurances, as may be necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement.

SECTION 4.6 Restricted Securities. The parties acknowledge and agree that the Transferred Shares being issued or transferred pursuant to the Contemplated Transactions are being issued or transferred pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and constitute "restricted securities" within the meaning of the Securities Act. Such securities may not be transferred absent compliance with the provisions of the Securities Act, other applicable Laws, and all stock certificates evidencing such securities shall bear a legend to such effect and to the effect that such shares are subject to the terms and provisions of this Agreement.

SECTION 4.7 Due Diligence. Prior to the Closing Date The parties agree that each of them shall be entitled, through its Representatives, to make such investigation of the properties, businesses and operations of each other party, and such examination of the books, records and financial condition of the other parties, as such party reasonably deems necessary. Any such investigation and examination shall be conducted at reasonable times, under reasonable circumstances and upon reasonable notice. No investigation by a party shall diminish or obviate any of the representations, warranties, covenants or agreements of the other parties contained in this Agreement.

SECTION 4.8 Rescission of the Exchange If, on the sixth month anniversary of the Closing, the prior thirty (30) day average closing price for the shares of Emporia Common Stock (as quoted on the pink sheets electronic quotation system or such other system or exchange where the Emporia Common Stock is traded) is less than $0.25 per share (and adjusted to compensate for any reconfiguration or other numerical change of the number of shares in issue in Emporia Common Stock), the Shareholders shall have the option (which shall be exercised in a writing and delivered to Emporia not less than ten (10) days following the Determination Date) to either: (i) be issued to them additional shares of Emporia Common Stock to compensate the Shareholders up to a maximum number of shares equal to the net profit before Tax of Intent21 for the relevant period of the previous tax year to be issued at 20 cents per share; or (ii) unwind the Exchange (the “Rescission”) with the effect that the Transferred Shares shall be returned to the Shareholders and the Emporia Common Stock issued to the Shareholders shall be cancelled [provided that Intent21 has reached their basic profit level of existing business as at the time of closing]; provided, however, that if, at the time of the Rescission, the Shareholders are unable to deliver all the Emporia Common Stock received at the Closing because it is loaned, pledged, assigned or otherwise unavailable, the Rescission shall not be an option for the Shareholders.. In the event of the Rescission, ongoing joint business between Emporia and Intent21, if any, at the time of Rescission shall remain the business of Emporia. Notwithstanding anything contained herein to the contrary, in the event that the net profit before tax of Intent21 in the fiscal year ended 2007 or 2008 does not exceed $150,000, Emporia may, at its option and in its sole discretion, unwind the transaction and cancel the Emporia Common Stock issued to the Shareholders and return the Transferred Shares.

Article V

CONDITIONS TO CLOSING

SECTION 5.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions:

(a) No Injunction. No provision of any applicable Law and no Order shall prohibit the consummation of the Contemplated Transactions.

(b) No Proceedings or Litigation. No Claim instituted by any person (other than pursuant to this Agreement) shall have been commenced or pending against Intent21, Emporia, the Shareholders or any of their respective Affiliates, officers or directors, which Claim seeks to restrain, prevent, change or delay in any respect the Contemplated Transactions or seeks to challenge any of the terms or provisions of this Agreement or seeks damages in connection with any of such transactions.

SECTION 5.2 Conditions to the Obligations of the Shareholders. The obligations of the Shareholders hereunder to consummate the Contemplated Transactions are subject, at the option of the Shareholders, to the fulfilment prior to or at the Closing of each of the following further conditions:

(a) Performance. Emporia shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(b) Representations and Warranties. The representations and warranties of Emporia contained in this Agreement and in any certificate or other writing delivered by Emporia pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time (except for those representations and warranties made as of a specific date which shall be true in all material respects as of the date made).

(c) No Material Adverse Change. From the date hereof through the Closing, there shall not have occurred any event or condition that has had or could have a material adverse effect on Emporia.

(d) Documentation. There shall have been delivered to Intent21 the following:

(i) a certificate, dated the Closing Date, of the Chairman of the Board and the President of Emporia confirming the matters set forth in Section 5.2(a) (b) and (c) hereof;

(ii) the stock certificates in the names of the Shareholders and in the amounts of Emporia Common Stock as set forth on Exhibit A attached hereto; and

(iii) resolutions adopted by the board of directors of Emporia authorizing the transactions contemplated hereby, certified by the Secretary of Emporia.

SECTION 5.3 Conditions to the Obligations of Emporia. All obligations of Emporia to consummate the Contemplated Transactions hereunder are subject, at the option of Emporia, to the fulfilment prior to or at the Closing of each of the following further conditions:

(a) Performance. The Shareholders and Intent21 shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

(b) Representations and Warranties. The representations and warranties of the Shareholders and Intent21, contained in this Agreement and in any certificate or other writing delivered by the Shareholders and/or Intent21 pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time (except for those representations and warranties made as of a specific date which shall be true in all material respects as of the date made).

(c) No Material Adverse Change. From the date hereof through the Closing, there shall not have occurred any event or condition that has had or could have a material adverse effect on Intent21.

(d) Documentation. There shall have been delivered to Emporia the following:

(i) A certificate, dated the Closing Date, of the Chairman of the Board, the President or Chief Financial Officer of Intent21 confirming the matters set forth in Section 5.3(a) (b) and (c) hereof;

(ii) A certificate, dated the Closing Date, of the Secretary of Intent21 and the Shareholders certifying, among other things, that attached or appended to such certificate: (i) is a true and correct copy of Intent21's articles of incorporation and all amendments thereto; and (ii) is a true and correct copy of Intent21's memorandum of association;

(iii) resolutions adopted by the Shareholders authorizing the transactions contemplated hereby, certified by the Secretary of Intent21; and

(iv) Transferred Share Certificate representing the Transferred Shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank and in suitable form for transfer to Emporia by delivery.

Article VI

INDEMNIFICATION

SECTION 6.1 Survival of Representations, Warranties and Covenants. (a) Notwithstanding any right of Emporia fully to investigate the affairs of Intent21 and the Shareholders and the rights of the Shareholders to fully investigate the affairs of Emporia, and notwithstanding any knowledge of facts determined or determinable by the Shareholders, Emporia, or Intent21, pursuant to such investigation or right of investigation, the Shareholders and Emporia have the right to rely fully upon the representations, warranties, covenants and agreements of Intent21, the Shareholders and Emporia respectively, contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder. Notwithstanding the foregoing, all representations and warranties of the Shareholders, Intent21 and Emporia respectively, contained in this Agreement, on any Schedule hereto or in any instrument delivered in connection with or pursuant to this Agreement shall terminate and expire twenty four (24) months after the date of Closing; provided, however, that the liability of the Shareholders and Emporia shall not terminate as to any specific claim or claims of the type referred to in Section 6.3 hereof, whether or not fixed as to Liability or liquidated as to amount, with respect to which the Shareholders and/or Emporia has been given specific notice on or prior to the date on which such Liability would otherwise terminate pursuant to the terms of this Section 6.1(b), or which arise or result from or are related to a Claim for fraud.

SECTION 6.2 Obligation of the Shareholders to Indemnify. The Shareholders agree to indemnify, defend and hold harmless Emporia (and their respective directors, officers, employees, Affiliates, successors and assigns) from and against all Claims, losses, Liabilities, Regulatory Actions, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including Taxes, interest, penalties and reasonable attorneys' fees and fees of other experts and disbursements and expenses incurred in enforcing this indemnification) (collectively, the "Losses") suffered or incurred by Emporia, or any of the foregoing persons arising out of any breach of the representations and warranties of the Shareholders contained in this Agreement, or of the covenants and agreements contained in this Agreement or in the Schedules or any other Transaction Document.

SECTION 6.3 Obligation of Emporia to Indemnify. Emporia jointly and severally agree to indemnify, defend and hold harmless the Shareholders (and any heirs, successor or assignee thereof) from and against any Losses suffered or incurred by the Shareholders or any of the foregoing persons arising out of any breach of the representations and warranties of Emporia, or of the covenants and agreements of Emporia contained in this Agreement or in the Schedules or any other Transaction Document.

SECTION 6.4 Notice and Opportunity to Defend Third Party Claims. (a)(a) Within ten (10) days following receipt by any party hereto (the "Indemnitee") of notice of any demand, claim, circumstance or Tax Audit which would or might give rise to a claim, or the commencement (or threatened commencement) of any action, proceeding or investigation that may result in a Loss (an "Asserted Liability"), the Indemnitee shall give notice thereof (the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Sections 6.2, or 6.3 (collectively, the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

(b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel, any Asserted Liability unless: (i) the Asserted Liability includes a Claim seeking an Order for injunction or other equitable or declaratory relief against the Indemnitee, in which case the Indemnitee may at its own cost and expense and at its option defend the portion of the Asserted Liability seeking equitable or declaratory relief against the Indemnitee, or (ii) the Indemnitee shall have reasonably, and in good faith, after consultation with the Indemnifying Party, concluded that: (x) there is a conflict of interest between the Indemnitee and the Indemnifying Party which could prevent or negatively influence the Indemnifying Party from impartially or adequately conducting such defence; or (y) the Indemnitee shall have one or more defences not available to the Indemnifying Party but only to the extent such defence cannot legally be asserted by the Indemnifying Party on behalf of the Indemnitee. If the Indemnifying Party elects to defend such Asserted Liability, it shall within ten (10) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defence of such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 6.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, provided that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election under this Section 6.4(b) or as to which the Indemnifying Party is contesting its indemnification obligations hereunder. If the Indemnifying Party desires to accept a reasonable, final and complete settlement of an Asserted Liability so that such Indemnitee’s Loss is paid in full and the Indemnitee refuses to consent to such settlement, then the Indemnifying Party’s liability to the Indemnitee shall be limited to the amount offered in the settlement. The Indemnifying Party will exercise good faith in accepting any reasonable, final and complete settlement of an Asserted Liability. In the event the Indemnifying Party elects to defend any Asserted Liability, the Indemnitee may participate, at its own expense, in the defence of such Asserted Liability. In the event the Indemnifying Party is not permitted by the Indemnitee to defend the Asserted Liability, it may nevertheless participate at its own expense in the defence of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defence. Any Losses of any Indemnitee for which an Indemnifying Party is liable for indemnification hereunder shall be paid upon written demand therefor.

SECTION 6.5 Limits on Indemnification. (a)(a) Notwithstanding the foregoing or the limitations set forth in Section 6.5(b) below, in the event such Losses arise out of any fraud related matter on the part of any Indemnifying Party, then such Indemnifying Party shall be obligated to indemnify the Indemnitee in respect of all such Losses.

(b) The Shareholders shall not be liable to indemnify Emporia pursuant to Section 6.2 above and Emporia shall not be liable to indemnify the Shareholders pursuant to Section 6.3 above with respect to special, consequential or punitive damages; or in respect of any individual Loss of less than $10,000.

SECTION 6.6 Exclusive Remedy. The parties agree that the indemnification provisions of this Article VI shall constitute the sole or exclusive remedy of any party in seeking damages or other monetary relief with respect to this Agreement and the Contemplated Transactions, provided that, nothing herein shall be construed to limit the right of any party to seek: (i) injunctive relief for a breach of this Agreement; (ii) legal or equitable relief for a Claim for fraud; or (iii) indemnity under the bylaws of Emporia if they are or have been a director or officer of Emporia.

Article VII

SPECIFIC PERFORMANCE; TERMINATION

SECTION 7.1 Specific Performance. The Shareholders acknowledges and agrees that, if they fails to proceed with the Closing in any circumstance other than those described in clauses (a), (b), (c) or (d) of Section 7.2 below, Emporia will not have adequate remedies at law with respect to such breach. In such event, and in addition to each party's right to terminate this Agreement, each party shall be entitled, without the necessity or obligation of posting a bond or other security, to seek injunctive relief, by commencing a suit in equity to obtain specific performance of the obligations under this Agreement or to sue for damages, in each case, without first terminating this Agreement. The Shareholders or Emporia specifically affirms the appropriateness of such injunctive, other equitable relief or damages in any such action.

SECTION 7.2 Termination. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:

(a) By mutual written consent of the Shareholders and Emporia;

(b) By the Shareholders if: (i) there has been a material misrepresentation or material breach of warranty on the part of Emporia in the representations and warranties contained herein and such misrepresentation or breach of warranty, if curable, is not cured within ninety days after written notice thereof from the Shareholders; (ii) Emporia has committed a breach of any covenant imposed upon it hereunder and fails to cure such breach within thirty days after written notice thereof from the Shareholders; or (iii) any condition to the Shareholders” obligations under Article V becomes incapable of fulfilment through no fault of the Shareholders and is not waived by Emporia;

(c) By Emporia, if: (i) there has been a misrepresentation or breach of warranty on the part of the Shareholders in the representations and warranties contained herein and such misrepresentation or breach of warranty, if curable, is not cured within thirty days after written notice thereof from Emporia; (ii) the Shareholders have committed a breach of any covenant imposed upon them hereunder and fail to cure such breach within thirty days after written notice thereof from Emporia; or (iii) any condition to Emporia’s obligations under Article V becomes incapable of fulfilment through no fault of Emporia and is not waived by the Shareholders; and

(d) By the Shareholders or by Emporia, if any condition under Section 5.1 becomes incapable of fulfilment through no fault of the party seeking termination and is not waived by the party seeking termination.

SECTION 7.3 Effect of Termination; Right to Proceed. Subject to the provisions of Section 7.1 hereof, in the event that this Agreement shall be terminated pursuant to Section 7.2, all further obligations of the parties under this Agreement shall terminate without further liability of any party hereunder except that: (i) the agreements contained in Section 4.2 shall survive the termination hereof; and (ii) termination shall not preclude any party from seeking relief against any other party for breach of Section 4.2. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Contemplated Transactions.

Article VIII

MISCELLANEOUS

SECTION 8.1 Notices. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, or mailed (by registered or certified mail, postage prepaid return receipt requested) as follows:

If to Emporia, one copy to:

Thomas H. Adams

CEO

Emporia Inc

If to the Shareholders, one copy to:

Adrian Gleave

Managing Director

Intent 21 Ltd

(b) Each such notice or other communication shall be effective when delivered at the address specified in Section 8.1(a). Any party by notice given in accordance with this Section 8.1 to the other parties may designate another address or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

SECTION 8.2 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

SECTION 8.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by the Shareholders and Emporia. The provisions hereof may be waived in writing by the Shareholders and Emporia, as the case may be. Any such waiver shall be effective only to the extent specifically set forth in such writing. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

SECTION 8.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed entirely within such State without regard to the conflict of laws rules thereof.

SECTION 8.5 Consent to Jurisdiction. Each of the parties hereto irrevocably and voluntarily submits to personal jurisdiction in the State of Minnesota and in the Federal courts in such state in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. If for any reason the Federal courts in such state will not entertain such action or proceeding, then the parties hereto irrevocably and voluntarily submit to personal jurisdiction in the state courts located in the State of Minnesota in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of any action or proceeding may be heard and determined in any such court. Each of the parties further consents and agrees that such party may be served with process in the same manner as a notice may be given under Section 8.1. The parties hereto agree that any action or proceeding instituted by any of them against any other party with respect to this Agreement will be instituted exclusively in the United States District Court located within the State of Minnesota, or alternatively, in the State courts located therein. Each party irrevocably and unconditionally waive and agree not to plead, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue or the convenience of the forum of any action or proceeding with respect to this Agreement in any such courts.

SECTION 8.6 Binding Effect; No Assignment. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned (including by operation of Law) by any party hereto without the express written consent of the other party and any purported assignment, unless so consented to, shall be void and without effect.

SECTION 8.7 Exhibits. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

SECTION 8.8 Severability. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, this Agreement shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and the parties shall cooperate in good faith to further modify this Agreement so as to preserve to the maximum extent possible the intended benefits to be received by the parties.

SECTION 8.9 Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

SECTION 8.10 Third Parties. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted heirs, successors, assigns and legal representatives, any rights or remedies under or by reason of this Agreement or the Contemplated Transactions.

Article IX

DEFINITIONS

SECTION 9.1 Definitions. The following terms, as used herein, have the following meanings:

"Affiliate" of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

"Agreement" or "this Agreement" shall mean, and the words "herein", "hereof" and "hereunder" and words of similar import shall refer to, this agreement as it from time to time may be amended.

"Assets" shall mean all cash, instruments, properties, rights, interests and assets of every kind, real, personal or mixed, tangible and intangible, used or usable in the Business.

The term "audit" or "audited" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

"Business" shall mean the ownership and operation of the business of Intent21.

"Condition of the Business" shall mean the financial condition, prospects or the results of operations of the Business, the Assets or Intent21.

"Contract" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral.

The term "control", with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

"GAAP" shall mean generally accepted accounting principles in effect on the date hereof (or, in the case of any opinion rendered in connection with an audit, as of the date of the opinion) in the subject jurisdiction.

"Governmental Bodies" shall mean any government, municipality or political subdivision thereof, whether federal, state, local or foreign, or any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court, arbitrator, administrative tribunal or public utility.

The term "knowledge" with respect to: (a) any individual shall mean actual knowledge of such individual; and (b) any corporation shall mean the actual knowledge of the directors and executive officers of such corporation; and "knows" has a correlative meaning. The terms "any Shareholder's knowledge," and "Shareholder's knowledge," including any correlative meanings, shall mean the knowledge of any Shareholder.

"Laws" shall mean any law, statute, code, ordinance, rule, regulation or other requirement of any Governmental Bodies.

"Liability" shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

"Lien" shall mean any mortgage, lien (including mechanics, warehousemen, labourers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, covenant, restriction, easement or encumbrance of any kind.

The term "person" shall mean an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

"Receivables" shall mean as of any date any trade accounts receivable, notes receivable, sales representative advances and other miscellaneous receivables of Intent21.

"SEC" means the United States Securities and Exchange Commission.

"SEC Documents" means all forms, notices, reports, schedules, statements, and other documents filed by Emporia with the SEC within the three years from the Effective Time, whether or not constituting a "filed" document, and includes all proxy statements, registration statements, amendments to registration statements, periodic reports on Forms 10-KSB, 10-QSB, and 8-K, and annual and quarterly reports to shareholders.

"Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean: (i)(A) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with; (B) any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax and interest on such penalties, additions to tax, fines or additional amounts, in each case, with respect to any party hereto, the Business or the Assets (or the transfer thereof); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of a party hereto being a member of an affiliated or combined group with any other person at any time on or prior to the date of Closing; and (iii) any liability of a party hereto for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

"Tax Return" shall mean any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax Authority.

"Transaction Documents" shall mean, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

SECTION 9.2 Interpretation. Unless the context otherwise requires, the terms defined in this Agreement shall be applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in this Agreement, and those accounting terms used in this Agreement except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP as of the date of the item in question. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

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IN WITNESS WHEREOF, the undersigned have executed this Stock Exchange Agreement as of the date set forth above.

EMPORIA:
EMPORIA, INC.

By:
Tom Adams
Chief Executive Officer and President

INTENT21:
INTENT21 LTD.

By:
Name:

Title:

SHAREHOLDERS:

______________________________________

Name:
Amount of Shares of Intent 21 owned:________

______________________________________

Name:
Amount of Shares of Intent 21 owned:________

______________________________________

Name:
Amount of Shares of Intent 21 owned:________

______________________________________

Name:
Amount of Shares of Intent 21 owned:________

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Name:
Amount of Shares of Intent 21 owned:________

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Name:
Amount of Shares of Intent 21 owned:________

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Name:
Amount of Shares of Intent 21 owned:________